EXHIBIT 3


Aegis Mutual Funds
Rule 17g-1 Fidelity Bond Filing
Amount of Single Insured Bond for Joint Insureds
Period of Coverage:  May 1, 2007 - May 1, 2008

                                                      Single Insured
Fund                                                  Bond Coverage
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Aegis Value Fund, Inc.                                    750,000
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Aegis Funds (on behalf of the Aegis High Yield Fund)      200,000
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